[GREATER ATLANTIC FINANCIAL CORP. LETTERHEAD]


         10700 Parkridge Boulevard o Suite P50 o Reston, Virginia 20191 o
                      (703) 391-1300 o Fax: (703) 391-1506


NEWS RELEASE


DATE:    DECEMBER 17, 2004


CONTACT: DAVID E. RITTER
         (703) 390-0344



                         GREATER ATLANTIC FINANCIAL CORP
                          ANNOUNCES ANNUAL MEETING DATE



         Reston, Virginia, December 17, 2004 -- Greater Atlantic Financial Corp. (the "Company") (Nasdaq NM:GAFC) announced today that its Annual Meeting of Stockholders will be held on March 2, 2005, at 10:00 a.m., Eastern Time, at the Holiday Inn Tysons Corner, 1960 Chain Bridge Road, McLean, Virginia. The record date for shareholders entitled to vote at the Annual Meeting is January 14, 2005.